UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
____________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 23, 2012
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BLACK HILLS CORPORATION
(Exact name of registrant as specified in its charter)
____________

South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400
(Zip Code)
605.721.1700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Black Hills Corporation (the “Company”) held its Annual Meeting of Shareholders on May 23, 2012, at which four proposals were submitted. The proposals are described in detail in the Company's proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 22, 2012. A quorum of shares was present for the Annual Meeting, and the final results for the votes regarding the proposals are set forth below.

1.
Shareholders elected three directors to serve for a three-year term to expire at the Annual Meeting of Shareholders in 2015, and until their successors shall be duly elected and qualified. The name of each director elected, and the votes cast for each such individuals, are set forth below:

Nominee	For	Withheld	Broker Non-Votes
Michael H. Madison	33,313,697	344,464	7,055,121
Steven R. Mills	33,318,792	339,369	7,055,121
Stephen D. Newlin	33,307,165	350,996	7,055,121

2.	Shareholders approved a proposal to increase the Company's authorized indebtedness from $2 billion to $4 billion. The votes regarding Proposal 2 were as follows:

For	Against	Abstain	Broker Non-Votes
32,531,037	915,837	211,287	7,055,121

3.
Shareholders approved a proposal to ratify the appointment of Deloitte & Touche, LLP to serve as our independent registered public accounting firm for the year 2012. The votes regarding Proposal 3 were as follows:

For	Against	Abstain	Broker Non-Votes
40,137,280	406,318	169,684	-0-

4.
Shareholders approved, on an advisory and non-binding basis, the compensation of the Company's named executive officers, as disclosed in the proxy statement. The votes regarding Proposal 4 were as follows:

For	Against	Abstain	Broker Non-Votes
30,468,471	1,045,392	2,144,298	7,055,121

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By:/s/ Steven J. Helmers
Steven J. Helmers
Senior Vice President
and General Counsel

Date:May 25, 2012

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